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                                                                   EXHIBIT 10.34


THIS AGREEMENT is made the 12th day of September 1996
- --------------

BETWEEN:
- -------

1.   CRAWFORD PRODUCTIONS PTY., LTD., A.C.N. 004 326 407 of 259 Middleborough
     -------------------------------
     Road, Box Hill in the State of Victoria, 3128
                                 ("Crawfords")

2.   BRILLIANT INTERACTIVE IDEAS PTY. LTD., A.C.N 061 288 668 of Lvl 1, 17 The
     --------------------------------------
     Corso, Manly, in the State of New South Wales, 2095
                                    ("BII").

BACKGROUND TO THIS AGREEMENT:
- ----------------------------

A.   Crawfords is a producer of television and film productions.

B.   BII is a manufacturer of computer games software.

C. The parties wish to enter into the Joint Venture for their mutual benefit on the terms and conditions of this Agreement.

1.   DEFINITIONS AND INTERPRETATION
     ------------------------------

     1.1   Unless the context otherwise requires:

           (a) "Ancillary Rights" means the rights to exploit by any means the Software, the Project and the Content including the Original Material and to the extent that the Parties own such rights, the Third Party Material. Such exploitation could include without limitation:

                (i)    character merchandising

                (ii) using and authorizing others to use the whole or part of the title of a Project as a trade mark, service mark, style or business name;

                (iii) exploiting a soundtrack based on any of the Projects and any music included in the Projects;

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                (iv)   publishing books in volume form developed from the
                       Scripts from the Projects;

                (v) exploiting and distributing the cinematograph films which form part of the Content through usual channels of distribution of such materials such as theatrical release, video tapes and video discs and free to air and pay television.

                (vi) exploiting still photographs of the production of the Projects.

           (b) "CLAIM" against any person means any claim, action, proceeding, judgment, liability, loss or cost which is or may be incurred or suffered by or bought or made or recovered against the person;

           (c) "CONTENT" means for each Project, all text, graphics, animation, audio and/or digital video components, all artistic, literary and dramatic works and all other components of the Project other than the Software, as defined below, including without limitation, any copyrights, trade secrets and other intellectual or industrial property rights therein.

           (d) "CONTENT GROSS PROCEEDS" means the gross proceeds derived from the exploitation of the Content by Crawfords pursuant to clause 7;

           (e) "JOINT VENTURE" means the joint development, production and exploitation of interactive movies by the parties;

           (f) "ORIGINAL CONTENT" means that part of the Content which is produced and created especially for the Project pursuant to clauses 5.1 and 3.1;

           (g)  "PARTIES" means the Parties to this Agreement;

           (h) "PROJECTS" means the projects selected by the parties for developing into interactive multipath movies titles as part of the Joint Venture;

           (i) "SAND" means Sega Australia New Development Pty. Ltd. which is a developer of high-end computing systems;

           (j) "SOFTWARE" means all computer code (both source and object) including, but not limited to, SCuD, ScripNav, MM Player, LypSynch and any other comparable tool and all interfaces, navigational devices, menus, menu structures or arrangements, icons, help and other operational instructions and

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                the literal and nonliteral expressions of ideas that operate, cause, create, direct, manipulate, access or otherwise affect the Content of a Project, provided however, that Software shall not include Content.

           (k) "THIRD PARTY INVESTORS" means third parties who may invest money in the development and the production of the Projects including Australian Federal and State government film and multimedia funding bodies, private investors and multimedia publishers;

           (l) "THIRD PARTY MATERIAL" means material included in the Content which is the subject of intellectual property rights not wholly owned by Crawfords and which is not Original Content.

     1.2   Unless the context otherwise requires:

           (a)  words denoting the singular include the plural and vice versa;

           (b)  words denoting any gender include all genders;

           (c) references to persons extend to and include natural persons, companies and other entities, and references to any one of these extend to and include each of the others;

           (d) references to natural persons extend to and include their personal representatives, successors and permitted assigns;

           (e) references to companies or other entities extend to and include their successors and permitted assigns;

           (f) expressions used in this Agreement that are defined in the Copyright Act 1968 (Cth) and that are not separately defined in this Agreement, have the meanings attributed to them in that Act;

           (g) derivatives from a defined or interpreted word have a corresponding meaning or interpretation;

           (h) references to statutes include statutes amending, consolidating or replacing the statutes;

           (i) clause headings are included for convenience of reference only and to not affect the construction of this Agreement;

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           (j)  the Schedule forms part of this Agreement; and

           (k)  "INCLUDING" and similar words are not words of limitation.

SCOPE OF THE JOINT VENTURE
- --------------------------

2.   The Parties intend that the Joint Venture will include:

           (a) obtaining the services of BII to provide the technology necessary to create interactive multipath movies using the Content, which movies shall operate and perform in accordance with or higher than the technology and quality standards heretofore met by BII in connection with other multipath movies previously produced;

           (b) obtaining the services of BII to use the SAND technology produce the Content into finished interactive multipath movie titles; and

           (c) exploiting the finished Projects and the Ancillary Rights for the mutual benefit of the Parties.

3.   SELECTED PROJECTS
     -----------------

     3.1 The Parties intend that the initial Projects in the Joint Venture will be "AMZOR THE POWERLESS" and "MOONBEAM" both of which have been written and created by BRIAN DOUGLAS. Pursuant to an Option Agreement between Crawfords and Mr. Douglas, Mr. Douglas has transferred all of his right, title and interest in such Project to Crawfords.

     3.2 Any different (in the event the initial Projects are not developed), or further Projects, if any, to be developed as part of the Joint Venture will be mutually selected by the Parties in the management meetings referred to in clause 12. To the extent the Parties do not mutually agree to develop future Projects, the Party proposing such Project shall be free to independently develop same and the Party refusing to proceed shall be restricted from proceeding with such Project without the proposing Party's prior written consent, which may be granted in such Parties sole discretion.

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4.   MUTUAL OBLIGATIONS
     ------------------

     4.1   The Parties will:

           (a) contribute equally to the agreed funding of the development and productions of the Projects. The Parties presently envisage that the cost of each completed Project may be up to ONE MILLION
                                                                -----------
                DOLLARS Australian ($1,000,000).
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           (b)  together develop budgets for the development and production of the Projects using any relevant information that can be provided by Crawfords, SAND and BII, and prepare preproduction documentation, and presentation documentation which is necessary to be prepared in order for the Parties to apply to Third Party Investors for money required to produce the Projects into finished interactive film titles;

           (c) jointly in the names of the Joint Venturers, apply to Third Party Investors for funding for the further development and production of the Projects to a finished product; and

           (d) jointly seek publishing of the Projects in interactive and computer based formats.

           (e) jointly select a team of people to be assigned to various roles in the development and production of each Project.

CRAWFORDS' OBLIGATIONS:
- ----------------------

5.   Production of Content
     ---------------------

     5.1 Subject to clause 5.3, in addition to its obligations elsewhere set out in this Agreement, Crawfords will be responsible for overseeing the development and production of the Content including without limitation producing the cinematograph film component of the Content. The Joint Venture will be responsible for selecting the Third Party Material and obtaining the necessary rights to use the Third Party Material in the Projects. Development of the Content includes without limitation providing: story lines, screenplays, scripts (including rewrites), voice, music, acting, production, direction, outline budgets and locations all for that part of the Content which consists of conventional cinematograph film; provided however, as to sound mixing, Crawfords shall only provide such service if they have the "Pro Tools" brand sound studio set up which is compatible with BII's systems.

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     5.2   In producing the Original Content, Crawfords will supply its production facilities to the Joint Venture at rates comparable to the rates charged by third parties for similar facilities at the time of production.

     5.3 The Parties will have joint creative control of each Project, including the Content; provided such control shall be exercised on a day-to-day basis by the Creative Director of each Project, who shall be jointly approved by the Parties and who will ensure that the Content complies with the agreed requirements of any Third Party Investors. As such, Crawfords shall secure BII's approval as to the creative elements of the Content and in carrying out its obligations under this clause 5.

     5.4 Crawfords shall obtain in the name of the Joint Venturers, a full assignment or an exclusive license in perpetuity of all rights in the Original Content.

     5.5 The Joint Venture will ensure that for all Content other than the Original Content it obtains adequate rights to include such Content in the Projects and to exploit the Projects incorporating such Content as contemplated by this Agreement, and as far as possible using reasonable endeavors, to exploit the Ancillary Rights.

6.   PRODUCTION BUDGET
     -----------------

     6.1 BII will produce, in consultation with Crawfords and for Joint Venture approval, a production budget for the Content which will include all direct above and below the line costs, development costs and indirect costs of producing and developing the Content such as insurance and a Completion Guarantee.

     6.2 Both Crawfords and BII will use their best endeavors to ensure that all production conducted by the Parties for each Project in performing their obligations under this Agreement, is in accordance with the budget for that Project as agreed by the Parties from time to time.

     6.3 Neither Party will spend in excess of the amount budgeted for the various production and development activities in a Project including the acquisition of Third Party Material without the written consent of the other Party. If the cost of production of any of the Projects exceeds the agreed production budget for that Project, to the extent such overage is not financed by Third Parties, it shall be contributed by Crawfords and BII jointly and equally.

                                       6
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7.   DISTRIBUTION OF CONTENT
     -----------------------

     7.1 Crawfords will be responsible for developing and producing any cinematograph films using all or any part of the Content and will do so upon the approval of the Creative Director.

     7.2 Crawfords will on behalf of the Joint Venture, be responsible for any distribution of the whole or any component of the Content (for example, cinematograph Films which form part of the Content) through channels through which Crawfords generally distributes its audio/visual products such as theatrical distribution, free to air television and all forms of pay television. Crawfords may appoint sub-distributors for this purpose. Crawfords will use all its reasonable endeavors to maximize the terms from these sources on behalf of the Joint Venture.

     7.3 In distributing the Content, Crawfords will not and will not permit others to deduct from the Content Gross Proceeds, expenses other than marketing expenses which are to be agreed between the Parties and which will not exceed 5% of the Content Gross Proceeds. Crawfords may deduct a distribution fee from Content Gross Proceeds as specified in and subject to clause 7.4.

     7.4 Distribution fees payable to Crawfords for its efforts as detailed in this clause 7 will not exceed thirty percent (30%) of the Gross Content Proceeds. This amount includes any commissions payable to sub-distributors. After deduction of such distribution fees and marketing expenses, which shall be pre-approved as to amount and whether to be classified as distribution fees or marketing expenses by BII, which approval shall not be unreasonably withheld, the balance of the Content Gross Proceeds will be paid into the Joint Account.

8.   BII'S OBLIGATIONS:
     -----------------

     8.1 In addition to its obligations elsewhere set out in this Agreement, BII will:

           (a) provide its marketing expertise (and position as a major computer games Producer and Distributor) to assist in developing the Projects including supplying market research information and other information as to market size and potential returns which will be helpful in developing the Joint Venture to maximum profitability for both Parties;

           (b) provide its services and Software to the Joint Venture at rates equivalent to the rates charged by persons providing similar services in the Australian multimedia industry.

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           (c)  provide under nondisclosure agreement any technical information held by BII and/or SAND which would be helpful in assisting with the development and production of the Projects.

           (d) use its knowledge and experience in multimedia publishing in seeking to maximize proceeds from the distribution of the Projects in all interactive computer based formats. BII will use all reasonable endeavors to obtain publisher attachments to the Projects preferably for each Project prior to completion of the Project. This will include showing each Project to at least four key International multimedia publishers during the Project's development in order that a publishing agreement be reached prior to completion of the Project. BII's activities under this sub-clause will be conducted in consultation with Crawfords.

           (e) be responsible for the non-conventional film function, including without limitation the production of 3D graphics, including model and character creation, sound, scene lay-up, animation, special effects, lay-up and editing using SAND tools.

     8.2 In distributing the Project in CD-Rom or other multimedia format, BII will not and will not permit others to deduct expenses other than marketing expenses for the distribution of the Project in interactive/computer based format, which are to be agreed between the Parties and which will not exceed 5% of the gross proceeds from such distribution.

     8.3 The commissions to be deducted by publishers of the Project in CD-Rom or other multimedia format will not exceed 30% of the gross proceeds derived from such exploitation of the Project. This amount includes commission payable to sub-distributors. After deduction of such distribution fees and marketing expenses, which shall be preapproved as to amount and whether to be classified as distribution fees or marketing expenses by Crawfords, which approval shall not be unreasonably withheld. the balance of the gross proceeds derived from such exploitation will be paid into the Joint Account.

9.   INSURANCE
     ---------

     The Parties agree that for any of the Projects which reach the production stage which means principal photography of the cinematograph film component of the Content, they will take out appropriate insurances.

                                       8
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10.  COPYRIGHT
     ---------

     10.1 Subject to the rights of any Third Party Investors, the Parties will own all rights (including Copyright) in the completed Content as tenants in common in equal shares. BII and SAND, as set forth in the attached Agreement, will own all rights (including Copyright) in the Software.

     10.2 The Parties will own the copyright in the Original Content as tenants in common in equal shares. Crawfords hereby assigns to BII 50% of all present and future rights owned or to be owned by Crawfords in respect of the Original Content. Assignments (or exclusive licenses) of rights in Original Content to be made by third party owners of Original Content will be assigned to the parties as tenants in common in equal shares. The physical materials created for each Project by Crawfords vests in the Joint Venture.

     10.3 Assignments and licenses of Third Party Materials will be assigned or licensed (as the case may be) to the parties jointly as tenants in common in equal shares.

     10.4 Notwithstanding anything herein to the contrary, the Parties acknowledge that the Software, including without limitation the SAND engine and the "look and feel" of the Software, is owned by BII and shall not be considered an asset of the Joint Venture or Crawfords and that only BII has the right to use, sublicense, transfer or otherwise exploit the Software. Therefore, neither Crawfords nor the Joint Venture have any right to exploit Ancillary Rights in regard to the Software and, furthermore, in the event the Parties do not jointly develop further Projects, the right of Crawfords or the Joint Venture to use the Software shall only be pursuant to a separate license agreement to be mutually agreed to by the Parties in good faith.

11.  PROFIT SHARE
     ------------

     The Parties will share equally in all proceeds derived from the exploitation of the Projects and the Ancillary Rights unless otherwise specified in this Agreement.

12.  MANAGEMENT OF THE JOINT VENTURE:
     -------------------------------

     12.1 Each party may appoint and remove from time to time two (2) representatives (or other number as the Parties may agree) to represent them in the management of the Joint Venture, Crawfords first representatives are JOHN KEARNEY and BRIAN DOUGLAS.

     12.2  BII's first representatives are KEVIN BERMEISTER and MARK MILLER.

                                       9
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     12.3  The representatives of the Parties will meet in order to discuss any matter relating to the Joint Venture. The meetings shall be property minuted and shall take place:

           (a)  monthly at a time and place to be agreed between the Parties;

           (b) any other time upon either Party giving three (3) days' notice to the other Party requesting a meeting.

     12.4 At the commencement of each meeting held in accordance with clause 11.2, the representatives will appoint from among themselves a Chair of the meeting alternating between the representatives from Crawfords and the representatives of BII. The Chair of each meeting will not have a casting vote.

13.  CO-EXECUTIVE PRODUCERS
     ----------------------

     Each Party will appoint a co-executive producer to act in a joint capacity during the development of the Projects. The co-executive producer appointed by Crawfords is John Kearney. The co-executive producer appointed by BII is Kevin Bermeister.

14.  TRADEMARKS
     ----------

     14.1 Neither Party may use the titles of the Projects or the Content other than for the Joint Venture unless otherwise agreed by the Parties.

     14.2 Neither Party may use the Projects titles or the Content other than in accordance with this Agreement.

15.  CREDITS
     -------

     For each Project which is produced, the Parties will receive the following credits in the credit section of each interactive multipath movie title:

           (a) The Parties shall each receive for each Project, additional credits as appropriate to the roles which each Party plays in the production of each Project.

           (b) Presentation credit shall be granted in alphabetical order as follows: "Brilliant Interactive Ideas and Crawford Productions presents".

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16.  BANK ACCOUNTS
     -------------

     16.1 The Parties will open bank accounts in their joint names with a bank to be agreed between the Parties as follows:

           (a) on first receipt of any production funds for the Projects an account to be called the "Production Account":

           (b) on receipt of any profits derived from exploitation of the Projects on account to be called the "Returns Account".

     16.2 All moneys received by the Parties for production of the Project will be paid into the Production Account. All moneys expended by the Parties on production of the Projects (in accordance with the Production Budget) to be paid out of the Production Account.

     16.3 All moneys derived from exploitation of the Projects including exploitation of the Content and exploitation of the Ancillary Rights will be paid into the Returns Account.

17.  BOOKS OF ACCOUNT AND AUDIT
     --------------------------

     Each Party must keep proper books and records of its income, expenditure, assets and liabilities which relate in any way to the Joint Venture and must upon reasonable notice, provide access to such books and records to the other Party.

18.  PUBLICITY
     ---------

     The Parties will not make any public announcement or representation to the media about the Joint Venture or any matter relating to the Joint Venture or either Party's obligations under the Joint Venture without the written consent of the other Party.

19.  CONFIDENTIALITY
     ---------------

     Each Party AGREES that without the prior written consent of the other
                ------
     Party it will not make any statement or announcement or give any information directly or indirectly in connection with Joint Venture, the Project, the Parties' plans in respect of the Projects, the provisions of this Agreement or concerning the affairs of the other Party to any person other than to the Parties' professional advisers.

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20.  TERMINATION
     -----------

     20.1  Either Party may terminate this Agreement if:

           (a) the other Party breaches a material term of this Agreement and does not remedy such breach upon the first Party giving 21 days' notice that such breach must be remedied;

           (b) the other Party has an administrator, a liquidator or provisional liquidator or receiver and manager appointed to it;

           (c) the other Party has an application [other than a frivolous or vexatious application) or an order made for its winding up or dissolution or a resolution passed for its winding up or dissolution other than for the purposes of a reconstruction or amalgamation on terms approved by the other Party;

           (d) The other Party causes or threatens to cease carrying on business or stops payment of its debts generally;

           (e) The other Party is unable to pay its debts as and when they will due;

           (f)  the other Party enter into voluntary liquidation;

           (g)  the other Party is declared bankrupt.

     20.2  On termination of this Agreement;

           (a)  the Joint Venture will be dissolved; and

           (b) any assets, including the rights of the Parties in the Content as co-tenants, owned by the Parties as part of the Joint Venture will be offered for sale with each Party having the right to bid for those assets. If the assets are sold, the proceeds of such sale will be distributed in the following order;

                (i) to pay any third party liabilities incurred by the Parties as part of the Joint Venture;

                (ii) to reimburse the Parties for any costs incurred by the Parties arising out of this Agreement;

                (iii) the balance (if any) to be shared equally between the Parties.

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21.  RELATIONSHIP BETWEEN THE PARTIES
     --------------------------------

     21.1 The Joint Venture is limited to the terms and conditions set out in this Agreement and does not constitute a joint venture between the Parties for any other purpose.

     21.2 This Agreement does not constitute a partnership of any kind between the parties nor does it render either Party liable for the debts, obligations or liabilities of the other Party.

     21.3 Neither Party may enter into an agreement or incur liabilities on behalf of the other Party or on behalf of the Joint Venture without the prior written consent of the other Party except as otherwise specified in this Agreement or in any other agreement between the Parties.

22.  NOTICES
     -------

     Any notice or other communication to be served or given to a Party must be in writing and be hand delivered or sent by registered post or facsimile to the address of that Party in this Agreement (or at another address if that Party may notify the other in writing) and is deemed sufficiently served or given it:

     (a)   in the case of hand delivery on the date of delivery;

     (b) in the case of registered post, 48 hours after being sent by registered post;

     (c) in the case of facsimile upon receipt of the "transmission OK" or equivalent acknowledgment of transmission.

23.  ENTIRE AGREEMENT
     ----------------

     23.1 This Agreement contains the whole agreement between the Parties concerning the subject matter of this Agreement. There are no other agreements, warranties, undertakings, terms, conditions or work representations (other than those implied by law and incapable of negation).

     23.2 This Agreement may be amended only by another agreement executed by the Parties.

     23.3 This Agreement may be executed in any number of counterparts all of which taken together constitute one and the same document.

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     23.4  If any of this Agreement is rendered as void or ineffective by operation of law, the validity or effectiveness of the remainder is unaffected.

     23.5 Failure of a Party to enforce at any time any provision of this Agreement or the granting of any time or other indulgence does not constitute a waiver of that provision or the right of that party to enforce that or any other provision at any time.


24.  ASSIGNMENT
     ----------

     The rights of the Parties arising out of or under this Agreement are not assignable by either Party without the prior written consent of the other Party which shall not be unreasonably withheld.

25.  FURTHER STEPS
     -------------

     Each Party will do all things and execute all further documents necessary to give full effect to this Agreement.

26.  COSTS AND STAMP DUTY
     --------------------

     Each Party will bear their own legal costs arising out of the preparation of this Agreement.

27.  GOVERNING LAW
     -------------

     This Agreement is governed by the laws of Victoria, Australia, and the Parties submit to the exclusive jurisdiction of the Courts of that State.


IN WITNESS WHEREOF the parties hereto have hereunder set their hands and seals
- ------------------
the day and year first hereinbefore written.


SIGNED for and on behalf of            )
- ------
CRAWFORD PRODUCTIONS PTY LTD           )
- ----------------------------
by its duly authorized officer         )
in the presence of:                    )

/s/ John Kearney
_______________________________  Witness



SIGNED for and on behalf of            )
- ------
BRILLIANT INTERACTIVE IDEAS PTY LTD    )
- -----------------------------------
by its duly authorized officer         )
in the presence of:                    )

/s/ Mark Miller
_______________________________  Witness

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